                                                                      EXHIBIT 11


                            FIRST BELL BANCORP, INC.
          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
             FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                THREE MONTHS  NINE MONTHS
                                                   ENDED         ENDED
                                                  9/30/97       9/30/97
                                                ------------  -----------
Net income applicable to common stock               $1,846      $5,756
                                                    ======      ======

PRIMARY EARNINGS PER SHARE

Average number of shares of common stock
 outstanding                                         6,511       6,876

Add:  Common stock equivalents                         156         132

Less:  Weighted average unearned ESOP shares           607         619
                                                    ------      ------
Weighted Average Outstanding Shares                  6,060       6,389
                                                    ======      ======

Primary earnings per share                          $ 0.30      $ 0.89
                                                    ======      ======
FULLY DILUTED EARNINGS PER SHARE

Average number of shares of common stock
 outstanding                                         6,511       6,876

Add:  Common stock equivalents                         173         173

Less:  Weighted average unearned ESOP shares           607         619
                                                    ------      ------

Weighted average outstanding shares                  6,077       6,430
                                                    ======      ======

Fully diluted earnings per share                    $ 0.30      $ 0.89
                                                    ======      ======